UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 21, 2008

MAGUIRE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-31717 (Commission File Number)	04-3692625 (IRS Employer Identification Number)

1733 Ocean Avenue, Suite 400 Santa Monica, California (Address of principal executive offices)	90401 (Zip Code)

(Registrant’s telephone number, including area code)
310-857-1100

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On April 21, 2008, we repaid the existing $200 million mortgage loan secured by Griffin Towers.  The repayment was funded through the issuance of $180 million in new debt and $20 million of cash on hand.

The new debt is comprised of (i) a $125 million mortgage loan (the “Mortgage Loan”) secured by Griffin Towers, (ii) a $20 million senior mezzanine loan (the “Senior Mezzanine Loan”) secured by an equity interest in Griffin Towers and (iii) a $55 million junior mezzanine loan secured by an equity interest in Griffin Towers.  Simultaneously at closing, our operating partnership, Maguire Properties, L.P. (the “Operating Partnership”), repurchased the $55 million junior mezzanine loan which was funded through a separate $35 million repurchase facility (the “Repurchase Facility”) issued by the lender and $20 million of cash on hand.  The Repurchase Facility is recourse to our Operating Partnership and secured by the $55 million intercompany junior mezzanine loan on Griffin Towers.  The net effect of these financing transactions was the issuance of $145 million in new mortgage and mezzanine loans secured by Griffin Towers and $35 million in new secured recourse debt issued by our Operating Partnership.

The Mortgage Loan bears interest at a variable rate of LIBOR plus 3.5% (with a LIBOR floor of 3.0%) and matures on April 21, 2010, with a one-year extension available at our option.  We purchased an interest rate cap agreement which caps LIBOR at 5% during the initial term.  The Senior Mezzanine Loan bears interest at a fixed rate of 13.0% per annum and matures on April 21, 2011.

The Repurchase Facility bears interest at a variable rate of (i) LIBOR plus 1.75% for the first year, (ii) LIBOR plus 2.75% for the second year and (iii) LIBOR plus 3.75% for the third year.  The Repurchase Facility requires a repayment of $10 million in each of April 2009 and April 2010 with the remaining balance due upon maturity on April 21, 2011.

This description is qualified in its entirety by reference to the full text of the loan agreements that we will file at a later date.

Item 1.02	Termination of a Material Definitive Agreement.

On April 21, 2008, we fully repaid our $200.0 million secured mortgage loan with Greenwich Capital Financial Products, Inc., dated April 24, 2007, using the proceeds from the financings described above and $20 million of cash on hand.  This loan bore interest at a variable rate of LIBOR plus 1.90 % and had a maturity date of May 1, 2008.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

The information in this Item 7.01 of this Current Report on Form 8-K, including the exhibit attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose.  Such information shall not be deemed incorporated by reference into any filing, regardless of any general incorporation language in such filing.

On April 25, 2008, we issued a press release announcing the refinancing of Griffin Towers, a copy of which is furnished as Exhibit 99.1 herewith.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired: None

(b)           Pro forma financial information: None

(c)           Shell company transactions: None

(d)           Exhibits:

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1*	Press release dated April 25, 2008 regarding the refinancing of Griffin Towers

*	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGUIRE PROPERTIES, INC.
Registrant

/s/	MARTIN A. GRIFFITHS
Martin A. Griffiths
Executive Vice President and
Chief Financial Officer
(Principal financial officer)

Dated:                 April 25, 2008